Exhibit 1

$225,000,000

VIRGINIA ELECTRIC AND POWER COMPANY

$225,000,000 4.10% Callable And Puttable Enhanced SecuritiesSM (CAPESSM)

due 2038

UNDERWRITING AGREEMENT

December 9, 2003

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Banc One Capital Markets, Inc.

McDonald Investments Inc.

As Representatives for the Underwriters

listed in Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

Banc One Capital Markets, Inc.

1 Bank One Plaza

Mail Code IL1-0595

Chicago, Illinois 60670

McDonald Investments Inc.

800 Superior Avenue, 17th Floor

Cleveland, Ohio 44144

Ladies and Gentlemen:

The undersigned, Virginia Electric and Power Company (the Company), hereby confirms its agreement with the several Underwriters named in Schedule I hereto (the Agreement) with

“Callable And Puttable Enhanced Securities” and “CAPES” are service marks owned by Merrill Lynch & Co., Inc.

respect to the issuance and sale to the several Underwriters named in Schedule I of certain of the Company’s 4.10% Callable And Puttable Enhanced Securities (the CAPES) due 2038 specified in Schedule II hereto, and the public offering thereof by the several Underwriters, upon the terms specified in Schedule II.

1. Underwriters and Representatives. The term “Underwriters” as used herein shall be deemed to mean the several persons, firms or corporations (including the Representatives hereinafter mentioned) named in Schedule I hereto, and the term “Representatives” as used herein shall be deemed to mean the Representatives to whom this Agreement is addressed, who by signing this Agreement represent that they have been authorized by the other Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm or corporation named as an addressee above, the term “Representatives” as used herein shall mean that person, firm or corporation. If there shall be only one person, firm or corporation named in Schedule I hereto, the term “Underwriters” as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Unless otherwise stated, any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters.

2. Description of the CAPES. Schedule II specifies the aggregate principal amount of the CAPES, the initial public offering price of the CAPES, and the purchase price to be paid by the Underwriters and sets forth the date, time and manner of delivery of the CAPES and payment therefor. Schedule II also specifies (to the extent not set forth in Sections 4 and 5 herein, or in the Registration Statement and Prospectus referred to below) the terms and provisions for the purchase of such CAPES. The CAPES will be issued under the Company’s Senior Indenture dated as of June 1, 1998 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the Trustee), as previously supplemented and as further supplemented by an Eleventh Supplemental Indenture dated as of December 1, 2003 (the Indenture). One or more third parties, upon exercises of certain call rights sold by the Company as of the same date hereof (the Call Rights), will have the right to purchase, in whole or in part, the CAPES on the call date specified in Schedule II hereto at a price equal to 100% of the aggregate principal amount of the CAPES. The Call Rights will be issued under a call rights agreement dated as of December 12, 2003, among the Company, JPMorgan Chase Bank, as Call Rights Agent, and the Trustee (the Call Rights Agreement).

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) A registration statement, No. 333-38510 on Form S-3 for the registration of the CAPES under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission) has become effective. The registration statement, including all exhibits thereto, as amended through the date hereof, is hereinafter referred to as the “Registration Statement”; the prospectus relating to the Senior Debt Securities and other securities included in the Registration Statement, which prospectus is now proposed to be supplemented by a prospectus supplement relating to the CAPES to be filed with the Commission under the

Securities Act, as completed and as so supplemented, is hereinafter referred to as the “Prospectus”. As used herein, the terms “Registration Statement” and “Prospectus” include all documents (including any Current Report on Form 8-K) incorporated therein by reference, and shall include any documents (including any Current Report on Form 8-K) filed after the date of such Registration Statement or Prospectus and incorporated therein by reference from the date of filing of such incorporated documents (collectively, the Incorporated Documents).

(b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and the rules, regulations and releases of the Commission (the Rules and Regulations); neither the Registration Statement on the date it was declared effective (the Effective Date) nor the Prospectus on the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, on the Closing Date (as defined below), the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act, the Securities Exchange Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section 3(b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriters or on the Underwriters’ behalf through the Representatives for use in the Registration Statement or Prospectus or the part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility under the Trust Indenture Act; and provided, further, that the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

(c) Except as reflected in, or contemplated by, the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a Material Adverse Effect). The Company and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement and the Prospectus.

(d) Deloitte & Touche LLP, who have certified certain of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(e) There are no Significant Subsidiaries of the Company as such term is defined in Rule 1-02 of Regulation S-X.

(f) The execution, delivery and performance of this Agreement, the Indenture, the Call Rights Agreement, the CAPES and the Call Rights and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the CAPES and the Call Rights and the use of the proceeds from the sale of the CAPES as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture, the Call Rights Agreement and the CAPES do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to authorize, issue and sell the CAPES as contemplated by this Agreement.

(g) The Company is not, and, after giving effect to the offering and sale of the CAPES and the Call Rights and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended.

4. Purchase and Public Offering. On the basis of the representations and warranties herein contained, but subject to the terms and conditions in this Agreement set forth, the Company agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the price, place and time hereinafter specified, the principal amount of the CAPES set forth opposite the name of such Underwriter in Schedule I hereto. The Underwriters agree to make a public offering of their respective CAPES specified in Schedule I hereto at the initial public offering price specified in Schedule II hereto. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify any subsequent offering without notice.

5. Time and Place of Closing. Delivery of the certificate(s) for the CAPES and payment therefor by the Representatives for the accounts of the several Underwriters shall be made at the time, place and date specified in Schedule II or such other time, place and date as the Representatives and the Company may agree upon in writing, and subject to the provisions of Section 10 hereof. The hour and date of such delivery and payment are herein called the “Closing Date”. Unless otherwise specified in Section 4 and/or Schedule II hereto, payment for the CAPES shall be made by wire transfer of immediately available funds to the Company’s account on the Closing Date against delivery of the CAPES, in fully registered form, registered in the name of Cede & Co., as nominee for The Depository Trust Company. The certificate(s) for the CAPES will be made available at the location specified on Schedule II for examination by the Representatives not later than 12:00 noon, New York time, on the last business day prior to the Closing Date.

6. Covenants of the Company. The Company agrees that:

(a) If the Representatives so request, the Company, on or prior to the Closing Date, will deliver to the Representatives conformed copies of the Registration Statement as originally filed, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Representatives. The Representatives will be deemed to have made such a request for copies for each of the several Underwriters and Troutman Sanders LLP, counsel to the Underwriters, with respect to any such documents that are not electronically available through the Commission’s EDGAR filing system.

(b) The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement and the Prospectus, (ii) the preparation, issuance and delivery of the CAPES, (iii) any fees and expenses of the Trustee and the Call Rights Agent and (iv) the printing and delivery to the Underwriters, in reasonable quantities, of copies of the Registration Statement and the Prospectus (each as originally filed and as subsequently amended). In addition, the Company will pay the reasonable out of pocket fees and disbursements of Underwriters’ outside counsel, Troutman Sanders LLP, in connection with the qualification of the CAPES under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or the Company).

(c) If, during the time when a prospectus relating to the CAPES is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the

Company promptly will (i) notify the Underwriters through the Representatives to suspend solicitation of purchases of the CAPES and (ii) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Representatives and Troutman Sanders LLP. Any such documents or amendments which are electronically available through the Commission’s EDGAR filing system shall be deemed to have been furnished by the Company to the Representatives and Troutman Sanders LLP.

(d) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(e) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

(f) The Company will furnish such information as may be lawfully required and otherwise cooperate in qualifying the CAPES for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

(g) Fees and disbursements of Troutman Sanders LLP, who is acting as counsel for the Underwriters, and of Sidley Austin Brown & Wood LLP, who is acting as special product counsel for the Underwriters (exclusive of fees and disbursements of Troutman Sanders LLP which are to be paid as set forth in Section 6(b)), shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 7 or 8 hereof, the Company shall reimburse the Representatives for the account of the Underwriters for the amount of such fees and disbursements.

(h) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell or offer to sell or otherwise dispose of any CAPES or any security convertible into or exchangeable for CAPES or any debt securities substantially similar to CAPES (except for any of the following (i) the CAPES issued pursuant to this Agreement, (ii) the Call Rights, (iii) the Company’s Series B 4.50% Senior Notes due 2010 and Series C 5.25% Senior Notes due 2015 and (iv) $200,000,000 of unsubordinated intercompany debt).

7. Conditions of Underwriters’ Obligations; Termination by the Underwriters.

(a) The obligations of the Underwriters to purchase and pay for the CAPES on the Closing Date shall be subject to the following conditions:

(i) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the Commission on such date. The Representatives shall have received, prior to payment for the CAPES, a certificate dated the Closing Date and signed by the President or any Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii) On the Closing Date, an order or orders of the State Corporation Commission of Virginia authorizing the issuance and sale of the CAPES substantially in accordance with the terms and conditions hereof shall be in full force and effect and shall contain no provision unacceptable to the Representatives or the Company (but all provisions of such order or orders heretofore entered are deemed acceptable to the Representatives and the Company, and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Representatives and the Company unless within forty-eight hours after receiving a copy of such order either shall give notice to the other to the effect that such order contains an unacceptable provision).

(iii) On the Closing Date the Representatives shall receive, on behalf of the several Underwriters, the opinions of Troutman Sanders LLP, counsel to the Underwriters, McGuireWoods LLP, Sidley Austin Brown & Wood LLP, special product counsel to the Underwriters, counsel to the Company, and the Company’s General Counsel, substantially in the forms attached hereto as Schedules III, IV, V and VI, respectively.

(iv) The Representatives shall have received from Deloitte & Touche LLP on the date of this Agreement and on the Closing Date letters addressed to the Representatives containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, including any pro forma financial information.

(v) Subsequent to the execution of this Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement and the Prospectus (exclusive of amendments or supplements after the date hereof), there shall not have occurred (1) any change in the senior debt securities of the Company of the same class as the CAPES (other than (i) a decrease in the aggregate principal amount thereof outstanding, (ii) an increase in the aggregate principal amount thereof outstanding due to the issuances of the Company’s Series B 4.50% Senior Notes due 2010 and Series C 5.25% Senior Notes due 2015 and (iii) an increase in the aggregate principal amount thereof outstanding due to the issuance of $200,000,000 of unsubordinated intercompany debt), (2) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole or (3) any material transaction entered into by the Company other than a transaction in the ordinary course of business, the effect of which in each such case in the reasonable judgment of the Representatives is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the CAPES on the terms and in the manner contemplated in the Prospectus and this Agreement, and (B) there shall not have occurred (1) a downgrading in the rating accorded the Company’s senior unsecured notes, or securities that are pari passu to the Company’s senior unsecured notes, by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities, (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, (3) a suspension of trading of any securities of the Company on the New York Stock Exchange, (4) a banking moratorium declared either by federal or New York State authorities or (5) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets; provided the effect of such outbreak, escalation, declaration, calamity, crisis or material adverse change shall, in the reasonable judgment of the Representatives, make it impracticable to proceed with the public offering or delivery of the CAPES on the terms and in the manner contemplated in the Prospectus and in this Agreement.

(vi) On the Closing Date, (i) the representations and warranties of the Company in this Agreement shall be true and correct as if made on and as of such date, (ii) the Company shall have performed all obligations and satisfied all conditions required of it under this Agreement and (iii) the Company shall have performed all obligations and satisfied all conditions required of it under the certain Purchase Agreement between the Company and the Initial Purchaser, as named therein, dated the same date hereof for the sale of the Call Rights (the

Purchase Agreement); and, on the Closing Date, the Representatives shall have received a certificate to such effect signed by the President or any Vice President of the Company. The parties hereby expressly agree that the sale of the CAPES is expressly conditioned on the sale of the Call Rights.

(vii) All legal proceedings to be taken in connection with the issuance and sale of the CAPES shall have been satisfactory in form and substance to Troutman Sanders LLP and Sidley Austin Brown & Wood LLP.

(b) In case any of the conditions specified above in Section 7(a) shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to the Company; provided, however, that in case the conditions specified in subsections 7(a)(v) and (vi) shall not have been fulfilled, this Agreement may not be so terminated by the Representatives unless Underwriters who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the CAPES shall have consented to such termination and the aforesaid notice shall so state. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 9 and Sections 6(b), 6(g) and 7(c) hereof.

(c) If this Agreement shall be terminated by the Representatives pursuant to Section 7(b) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Underwriters, severally, for all out-of-pocket expenses (in addition to the fees and disbursements of their outside counsel as provided in Section 6(g)) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in Section 6(b) and Section 9.

8. Conditions of the Obligation of the Company. The obligation of the Company to deliver the CAPES shall be subject to the conditions set forth in the first sentence of Section 7(a)(i) and in Section 7(a)(ii). In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(b), 6(g), 9 and 10 hereof.

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such

Underwriter, its directors and officers, and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing indemnity agreement, insofar as it relates to any preliminary Prospectus, shall not inure to the benefit of any Underwriter, director or officer (or to the benefit of any person who controls such Underwriter) on account of any losses, claims, damages or liabilities arising out of the sale of any of the CAPES by such Underwriter to any person if it shall be established that a copy of the Prospectus, excluding any documents incorporated by reference (as supplemented or amended, if the Company shall have made any supplements or amendments which have been furnished to the Representatives), shall not have been sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act and the Company satisfied its obligations pursuant to Section 6(a) hereof, if the misstatement or omission leading to such loss, claim, damage or liability was corrected in the Prospectus (excluding any documents incorporated by reference) as amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, or liability; and provided further, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by or on behalf of any Underwriter for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, or in any preliminary Prospectus. The indemnity agreement of the Company contained in this Section 9(a) and the representations and warranties of the Company contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such controlling person, and shall survive the delivery of the CAPES.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by or on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or any preliminary Prospectus. The indemnity agreement of the respective Underwriters contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any such controlling person, and shall survive the delivery of the CAPES.

(c) The Company and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against such Underwriter or any of its officers or directors or controlling person as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 9(a) or 9(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in Section 9(a) or 9(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations under this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. Termination. If any one or more of the Underwriters shall fail or refuse to purchase the CAPES which it or they have agreed to purchase hereunder, and the aggregate principal amount of the CAPES which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the CAPES, then the other Underwriters shall be obligated severally in the proportions which the principal amount of the CAPES set forth opposite their respective names in Schedule I bears to the aggregate underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the CAPES which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall so fail or refuse to purchase CAPES and the aggregate principal amount of the CAPES with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the CAPES and arrangements satisfactory to the Underwriters and the Company for the purchase of such CAPES are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter (except as provided in Section 6(g) and Section 9) or of the Company (except as provided in Section 6(b) and Section 9). In any such case not involving a termination, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of the CAPES.

12. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company, the Underwriters and, with respect to the provisions of Section 9 hereof, each controlling person and each officer and director of the Company and the Underwriters referred to in Section 9, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such, of any of the CAPES from any of the several Underwriters.

13. Notices. All communications hereunder shall be in writing and if to the Underwriters shall be mailed, faxed or delivered to the Representatives at the address set forth on Schedule II hereto, or if to the Company shall be mailed, faxed or delivered to it, attention of Treasurer, Virginia Electric and Power Company, 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211).

Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

[remainder of this page left blank intentionally]

VIRGINIA ELECTRIC AND POWER COMPANY

By:	/s/ JAMES P. CARNEY

Name:	James P. Carney
Title:	Assistant Treasurer

The foregoing agreement is

hereby confirmed and accepted,

as of the date first above

written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ KARL NEWLIN

Authorized Signatory
Name:	Karl Newlin
Title:	Vice President

BANC ONE CAPITAL MARKETS, INC. acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ ROBERT NORDLINGER

Authorized Signatory
Name:	Robert Nordlinger
Title:	Managing Director

MCDONALD INVESTMENTS INC.

acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ JOSEPH A. CHINNICI, III

Authorized Signatory
Name:	Joseph A. Chinnici, III
Title:	Managing Director

SCHEDULE I

Underwriter	Principal Amount of CAPES to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$112,500,000
Banc One Capital Markets, Inc.	56,250,000
McDonald Investments Inc.	56,250,000

Total:	$225,000,000

I-1

SCHEDULE II

Title of CAPES: 4.10% Callable And Puttable Enhanced SecuritiesSM (CAPESSM), due 2038

Aggregate Principal Amount of the CAPES: $225,000,000

Original Issue Date: December 12, 2003

Initial Price to Public:

99.986% of the principal amount of the CAPES plus accrued interest, if any, from the date of issuance

Initial Purchase Price to be paid by Underwriters:

99.386% of the principal amount of the CAPES

Call Date: December 15, 2008

Rate of Interest from Call Date to Stated Maturity: 6.38%

Call Exercise Price: 100%

Time of Delivery:      December 12, 2003, 10:00 A.M.

Closing Location:       One James Center

901 East Cary Street

Richmond, VA 23219

The CAPES will be available for inspection by the Representatives at:

One James Center

901 East Cary Street

Richmond, VA 23219

Address for Notices to the Underwriters:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Attn: Scott Primrose

         Managing Director

Telephone: (212) 449-7476

Facsimile: (212) 449-2234

II - 1

with a copy of any notice pursuant to Section 9(c) also sent to:

Troutman Sanders LLP

1111 East Main Street

Richmond, Virginia 23219

Attn: F. Claiborne Johnston, Jr., Esquire

Telephone: (804) 697-1214

Facsimile: (804) 698-5108

II - 2

SCHEDULE III

PROPOSED FORM OF OPINION

OF

TROUTMAN SANDERS LLP

Bank of America Center

1111 East Main Street

Richmond, Virginia 23219

VIRGINIA ELECTRIC AND POWER COMPANY

$225,000,000 4.10% Callable And Puttable Enhanced SecuritiesSM (CAPESSM)

due 2038

December 12, 2003

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Banc One Capital Markets, Inc.

McDonald Investments Inc.

As Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

Banc One Capital Markets, Inc.

1 Bank One Plaza

Mail Code IL1-0595

Chicago, Illinois 60670

McDonald Investments Inc.

800 Superior Avenue, 17th Floor

Cleveland, Ohio 44144

Ladies and Gentlemen:

We have acted as your counsel in connection with the arrangements for issuance by Virginia Electric and Power Company (the Company) of up to U.S. $225,000,000 aggregate principal amount of its 4.10% Callable And Puttable Enhanced SecuritiesSM (CAPESSM) due 2038 and the offering of the CAPES by you pursuant to an Underwriting Agreement dated December 9, 2003 by and between you and the Company (the Underwriting Agreement). This

“Callable And Puttable Enhanced Securities” and “CAPES” are service marks owned by Merrill Lynch & Co., Inc.

letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

We have examined originals or copies certified to our satisfaction of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

In addition, we attended the closing held today at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement that are required to be satisfied as of the Closing Date.

Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

1. The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Prospectus.

2. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Securities Act and the Rules and Regulations and authorization by the State Corporation Commission of Virginia, all of which have been obtained to the extent required, reports to be filed with the State Corporation Commission of Virginia after the issuance of the CAPES, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement by the Company or for the offering, issuance, sale or delivery of the CAPES.

3. The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

4. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act. The Senior Indenture dated as of June 1, 1998 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee, constitutes a valid and binding obligation of the Company except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is in a proceeding in equity or at law).

III-2

5. The CAPES have been duly authorized and executed by the Company and when completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for as provided in the Underwriting Agreement, will have been duly issued under the Indenture.

6. The Call Rights Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

7. The Call Rights have been duly authorized and executed by the Company and when completed and countersigned by the Call Rights Agent in accordance with, and in the form contemplated by the Call Rights Agreement and issued, delivered and paid for as provided in the Purchase Agreement, will have been duly issued under the Call Rights Agreement.

8. The Registration Statement with respect to the CAPES filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of CAPES in the manner therein specified.

9. The Registration Statement and the Prospectus (except that we express no comment or belief with respect to any historical or pro forma financial statements and schedules and other financial or statistical information contained or incorporated by reference in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

10. We are of the opinion that the statements relating to the securities contained in the prospectus initially filed as part of the Registration Statement under DESCRIPTION OF DEBT SECURITIES and ADDITIONAL TERMS OF SENIOR DEBT SECURITIES are substantially accurate and fair.

*     *     *     *     *

We have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement or in the Prospectus, and as to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated in the preceding paragraph in regard to the statements under the captions set forth in such preceding paragraph. We note that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, the Prospectus as it was initially issued and as it has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of the Company as we deemed advisable. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the

III-3

conditions contained in the Underwriting Agreement. None of the foregoing participation, review or attendance disclosed to the lawyers in this firm who have given substantive legal attention to the representation of the Underwriters in connection with the issuance and sale of the CAPES, any information that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued or the date it was supplemented or amended, or that the Registration Statement or the Prospectus contains on the date hereof (in all cases, excepting the financial statements and schedules and other financial information contained or incorporated therein by reference, any pro forma financial information and notes thereto, and the Statement of Eligibility of the Trustee filed on Form T-1 under the Trust Indenture Act, included or incorporated by reference into the Registration Statement or the Prospectus, as to which we express no belief) any untrue statement of a material fact or omitted on said date or now omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing assurance is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus.

In rendering the opinions set forth in paragraphs (1)—(10) above and in making the statements expressed in the preceding paragraph, we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may be relied upon by Sidley Austin Brown & Wood LLP as to all matters involving the laws of the Commonwealth of Virginia or relating to the due authorization of any documents referred to herein. Except as provided in the preceding sentence, this opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

TROUTMAN SANDERS LLP

III-4

SCHEDULE IV

PROPOSED FORM OF OPINION

OF

MCGUIREWOODS LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

VIRGINIA ELECTRIC AND POWER COMPANY

$225,000,000 4.10% Callable And Puttable Enhanced SecuritiesSM (CAPESSM)

due 2038

December 12, 2003

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Banc One Capital Markets, Inc.

McDonald Investments Inc.

As Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

Banc One Capital Markets, Inc.

1 Bank One Plaza

Mail Code IL1-0595

Chicago, Illinois 60670

McDonald Investments Inc.

800 Superior Avenue, 17th Floor

Cleveland, Ohio 44144

Ladies and Gentlemen:

We have acted as counsel to Virginia Electric and Power Company, a Virginia corporation (the Company), in connection with the issuance and sale by the Company of up to U.S. $225,000,000 aggregate principal amount of its 4.10% Callable And Puttable Enhanced SecuritiesSM (CAPESSM) due 2038 (the CAPES) pursuant to an Underwriting Agreement dated December 9, 2003, by and between the Company and the Underwriters listed on Schedule I attached thereto (the Underwriting Agreement) have been taken under our supervision as counsel for the Company. This letter is being delivered to you pursuant to the Underwriting Agreement.

“Callable And Puttable Enhanced Securities” and “CAPES” are service marks owned by Merrill Lynch & Co., Inc.

All terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

On this basis we are of the opinion that:

1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Securities Act and the Rules and Regulations and authorization by the State Corporation Commission of Virginia, all of which have been obtained to the extent required, reports to be filed with the State Corporation Commission of Virginia after the issuance of the CAPES, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement by the Company or for the offering, issuance, sale or delivery of the CAPES.

2. The Indenture has been authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Company except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is in a proceeding in equity or at law).

3. The CAPES have been duly authorized and executed by the Company and, when completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for as provided in the Underwriting Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is in a proceeding in equity or at law).

4. The Call Rights Agreement has been authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is in a proceeding in equity or at law).

5. The Call Rights have been duly authorized and executed by the Company and, when completed and countersigned by the Call Rights Agent in accordance with, and in the form contemplated by, the Call Rights Agreement and issued, delivered and paid for as provided in the Purchase Agreement, will have been duly issued under the Call Rights Agreement and will constitute valid and binding obligations entitled to the benefits provided by the Call Rights Agreement except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is in a proceeding in equity or at law).

6. The Registration Statement (Reg. No. 333-38510) with respect to the CAPES filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of the CAPES in the manner therein specified.

7. The Registration Statement and the Prospectus (except the financial statements, any pro forma financial information and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

8. We are of the opinion that the statements relating to the CAPES contained in the prospectus initially filed as part of the Registration Statement under DESCRIPTION OF DEBT SECURITIES and ADDITIONAL TERMS OF SENIOR DEBT SECURITIES, as supplemented by the statements under DESCRIPTION OF THE CAPES in the Prospectus Supplement dated December 9, 2003, in so far as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

9. With regard to the discussion in the prospectus supplement dated December 9, 2003, under the caption CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS, subject to the limitations and assumptions set forth therein, we are of the opinion that under current United States federal income tax law, although the discussion does not purport to disclose all possible United States federal income tax consequences of the CAPES, such discussion constitutes an accurate summary of the matters discussed therein in all material respects. In rendering the aforementioned tax opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions.

We have participated in conferences with officers and other representatives of the Company and your representatives at which the contents of the Registration Statement and the Prospectus were discussed, and we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement. We have not, however, undertaken to make any independent review of other records of the Company which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in the preceding paragraph in regard to the statements described in such preceding paragraph. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued, or that the Registration Statement or the Prospectus (in each case, except with respect to the financial statements, any pro forma financial information and schedules and other financial information and the Statement of Eligibility of the Trustee filed on Form T-1 under the Trust Indenture Act, contained or incorporated by reference in the Registration Statement or Prospectus) contains on the date hereof, any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing assurance is provided on the basis that any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus prior to the date of the Underwriting Agreement.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may be relied upon by Sidley Austin Brown & Wood LLP as to all matters involving the laws of the Commonwealth of Virginia or relating to the due authorization of any documents referred to herein. Except as provided in the preceding sentence, this opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

MCGUIREWOODS LLP

SCHEDULE V

PROPOSED FORM OF OPINION

OF

SIDLEY AUSTIN BROWN & WOOD LLP

SPECIAL PRODUCT COUNSEL

787 Seventh Avenue

New York, New York 10019

VIRGINIA ELECTRIC AND POWER COMPANY

$225,000,000 4.10% Callable And Puttable Enhanced SecuritiesSM (CAPESSM)

due 2038

December 12, 2003

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Banc One Capital Markets, Inc.

McDonald Investments Inc.

As Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

Banc One Capital Markets, Inc.

1 Bank One Plaza

Mail Code IL1-0595

Chicago, Illinois 60670

McDonald Investments Inc.

800 Superior Avenue, 17th Floor

Cleveland, Ohio 44144

Ladies and Gentlemen:

We have acted as special product counsel to the several underwriters named in Schedule I to the Underwriting Agreement, dated December 9, 2003 (the “Underwriters” and the “Underwriter Agreement, “ respectively), between the Underwriters named in Schedule I to the

“Callable And Puttable Enhanced Securities” and “CAPES” are service marks owned by Merrill Lynch & Co., Inc.

Underwriting Agreement and Virginia Electric and Power Company, a corporation organized under the laws of the Commonwealth of Virginia (the “Company”), as issuer, in connection with the sale by the Company and the purchase by the Underwriters, severally, of $225,000,000 aggregate principal amount of its 4.10% Callable and Puttable Enhanced SecuritiesSM (CAPESSM) due 2038 pursuant to the Underwriting Agreement.

The CAPES are being issued under an Indenture, dated as of June 1, 1998 (the “Original Indenture”), as heretofore supplemented and amended and as supplemented by the Eleventh Supplemental Indenture, dated as of December 1, 2003, relating to the CAPES (the “Eleventh Supplemental Indenture” and, collectively with the Original Indenture, the “Indenture”), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”). This opinion letter is being delivered to the Underwriters pursuant to paragraph 7(a) of the Underwriting Agreement.

One or more third parties upon exercise of call rights (the “Call Rights”) will have the right to purchase, in whole or in part, the CAPES on the call date at a price equal to 100% of the aggregate principal amount of the CAPES. The Call Rights are being issued under a Call Rights Agreement, dated as of December 12, 2003 (the “Call Rights Agreement”), among the Company, JPMorgan Chase Bank, as call rights agent (the “Call Rights Agent”), and the Trustee.

As special product counsel to the Underwriters we have examined and relied upon originals or copies, conformed or otherwise identified to our satisfaction, of the following documents:

1. Signed counterparts of the Underwriting Agreement;

2. Copy of the Original Indenture;

3. Signed counterparts of the Eleventh Supplemental Indenture;

4. Signed counterparts of the Call Rights Agreement.

5. Signed counterparts of the Purchase Agreement, dated December 9, 2003, between Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser, and the Company (the “Initial Purchaser” and the “Purchase Agreement,” respectively) relating to the Call Rights;

6. Copies, certified by an Assistant Corporate Secretary of the Company to be true, complete and correct copies, of certain resolutions relating, inter alia, to the issue and sale of the CAPES and the Call Rights adopted by unanimous written consent of the Company’s Board of Directors effective April 28, 2000 and by two senior officers of the Company in a writing dated December 9, 2003;

7. Form of the CAPES constituting Exhibit A to the Eleventh Supplemental Indenture certified by an Assistant Corporate Secretary of the Company to be in substantially the form approved by the Board of Directors of the Company or the senior officers of the Company in the resolutions referred to in paragraph 6 above;

8. Form of the Call Rights constituting Exhibit A to the Call Rights Agreement certified by an Assistant Corporate Secretary of the Company to be in substantially the form approved by the Board of Directors of the Company or the senior officers of the Company in the resolutions referred to in paragraph 6 above; and

9. Copy of the prospectus supplement relating to the CAPES, dated December 9, 2003 (the “Prospectus Supplement”).

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon oral or written statements and representations of officers and representatives of the Company and government officials.

We have assumed, to the extent relevant to the opinions set forth herein, that (a) the Trustee has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power and authority to execute, deliver and perform its obligations under the Indenture, (b) the Indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the Trustee, (c) the Call Rights Agent has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power and authority to execute, deliver and perform its obligations under the Call Rights Agreement, (d) the Call Rights Agreement has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the Call Rights Agent, (e) the Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the Commonwealth of Virginia, (f) the Company has full right, power and authority under (i) the laws of the Commonwealth of Virginia and (ii) its Articles of Incorporation and Bylaws and resolutions duly adopted by its Board of Directors and senior officers to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture, the CAPES, the Purchase Agreement, the Call Rights Agreement and the Call Rights (g) the Original Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and (h) the Underwriting Agreement, the Eleventh Supplemental Indenture, the CAPES, the Purchase Agreement, the Call Rights Agreement and the Call Rights have been duly authorized, executed and delivered by the Company.

Based upon the foregoing, and subject to the qualifications, exceptions, assumptions and limitations set forth herein, we are of the opinion that:

(i) The Eleventh Supplemental Indenture constitutes a legal, valid and binding obligation of the Company.

(ii) When completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued and delivered to and paid for by the

Underwriters in accordance with the terms of the Underwriting Agreement, the CAPES will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture.

(iii) The Call Rights Agreement constitutes a legal, valid and binding obligation of the Company.

(iv) When completed and countersigned by the Call Rights Agent in accordance with, and in the form contemplated by, the Call Rights Agreement and issued and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, the Call Rights will constitute valid and binding obligations entitled to the benefits provided by the Call Rights Agreement.

(v) The statements relating to the CAPES under the caption “Description of the CAPES” in the Prospectus Supplement, insofar as they purport to constitute a summary of certain terms referred to therein, constitute accurate summaries of such terms in all material respects.

(vi) The statements in the Prospectus Supplement under the caption “Certain United States Federal Income Tax Considerations”, subject to the assumptions and limitations set forth therein, and insofar as such statements purport to summarize the federal income tax laws of the United States of America referred to thereunder, fairly summarize such laws in all material respects.

Our opinions set forth above are subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

This opinion letter is limited to matters arising under the laws of the State of New York (excluding the municipal laws and the laws, rules and regulations of any local agency or governmental authority of or within the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction or as to any matter arising thereunder or relating thereto. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the Commonwealth of Virginia or relating to due authorization, execution and delivery of any document referred to herein, we have, with your permission, relied exclusively, without independent investigation or verification, upon the opinions, each dated the date hereof, of McGuireWoods LLP and Troutman Sanders LLP, and all such matters are subject to the qualifications, exceptions, assumptions and limitations referred to in such opinions.

The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

This letter is rendered solely to, and is for the benefit of, the Underwriters in connection with the matters described herein; accordingly, neither this letter nor any part hereof may be copied or relied upon by, or be quoted or delivered to, any other person or entity (including, without limitation, any person, if any, who acquires the CAPES from the Underwriters) or used for any other purpose without our express prior written consent.

Very truly yours,

SIDLEY AUSTIN BROWN & WOOD LLP

SCHEDULE VI

PROPOSED FORM OF OPINION

OF

GENERAL COUNSEL OF

VIRGINIA ELECTRIC AND POWER COMPANY

120 Tredegar Street

Richmond, VA 23219

VIRGINIA ELECTRIC AND POWER COMPANY

$225,000,000 4.10% Callable And Puttable Enhanced SecuritiesSM (CAPESSM)

due 2038

December 12, 2003

To:	The Addressees Listed on Annex A

Ladies and Gentlemen:

The arrangements for issuance of up to U.S. $225,000,000 aggregate principal amount of its 4.10% Callable And Puttable Enhanced SecuritiesSM (CAPESSM) due 2038 of Virginia Electric and Power Company (the Company), pursuant to an Underwriting Agreement dated December 9, 2003, by and between the Company and the Underwriters listed on Schedule I attached thereto (the Underwriting Agreement), have been taken under my supervision as Vice President and General Counsel of the Company. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

As Vice President and General Counsel of the Company, I have general responsibility over the attorneys within the Company’s Legal Department responsible for rendering legal counsel to the Company regarding corporate, financial, securities and other matters. I am generally familiar with the organization, business and affairs of the Company. I am also familiar with the proceedings taken and proposed to be taken by the Company in connection with the offering and sale of the CAPES, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the CAPES. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

On this basis I am of the opinion that:

“Callable And Puttable Enhanced Securities” and “CAPES” are service marks owned by Merrill Lynch & Co., Inc.

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which the Company or one of its subsidiaries is a party or to which any of the Company’s or any of its subsidiaries’ properties is subject other than any proceedings described in the Prospectus and proceedings which I believe are not likely to have a material adverse effect on the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated thereby or by the Prospectus.

I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.

Yours very truly,

GENERAL COUNSEL

VI-2

Annex A

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Banc One Capital Markets, Inc.

McDonald Investments Inc.

As Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

Banc One Capital Markets, Inc.

1 Bank One Plaza

Mail Code IL1-0595

Chicago, Illinois 60670

McDonald Investments Inc.

800 Superior Avenue, 17th Floor

Cleveland, Ohio 44144

JPMorgan Chase Bank

Institutional Trust Services

4 New York Plaza, 15th Floor

New York, New York 10004